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                                                                    Exhibit 4.15


                                 TRUST AGREEMENT

                                       OF

                        TRENWICK AMERICA CAPITAL TRUST I



        THIS TRUST AGREEMENT is made as of June 15, 2001 (this "Trust Agreement"), by and among Trenwick America Corporation, a Delaware corporation, as Depositor (the "Depositor"), and Bank One Trust Company, N.A., a national banking association , as property trustee (the "Property Trustee"), Bank One Delaware, Inc., a Delaware corporation, as trustee (the "Delaware Trustee"), John V. Del Col, an individual, as trustee, Yvonne M. Poster, an individual, as trustee, and David M. Finkelstein, an individual, as trustee (jointly, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are hereinafter collectively referred to as the "Trustees"). The Depositor and the Trustees hereby agree as follows:

        1. The trust created hereby shall be known as "Trenwick America Capital Trust I" (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

        2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

        3. The Depositor and the Trustees expect to enter into an amended and restated trust agreement satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated trust agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

        4. The Depositor, as depositor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (each as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto,







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relating to the registration under the Securities Act of 1933, as amended (the
"1933 Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the Preferred Securities of the Trust required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) if and at such time as determined by the Depositor, to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on the New York Stock Exchange or such other exchange, or the NASD's Nasdaq National Market; (iii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust; (v) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust; and (vi) to execute on behalf of the Trust such purchase agreements with one or more purchasers or agents relating to an offering of securities of the Trust as the Depositor, in its sole discretion on behalf of the Trust, may deem necessary or desireable.

        In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Administrative Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

        5. This Trust Agreement may be executed in one or more counterparts.

        6. The number of trustees of the Trust initially shall be five (5) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

        7. Bank One Delaware, Inc., in its capacity as Trustee, shall not have the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Business Trust Act.

        8. The Trust may be dissolved and terminated before the issuance of the Preferred






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Securities at the election of the Depositor.

        9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

        10. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the 'Indemnified Persons") from and against any losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.





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        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                          TRENWICK AMERICA CORPORATION, as
                          Depositor

                          By:           /s/ Alan L. Hunte
                              ---------------------------------------
                              Name:     /s/ Alan L. Hunte
                                      -------------------------------
                              Title:    Chief Accounting Officer
                                      -------------------------------



                          BANK ONE TRUST COMPANY, N.A., as trustee
                             of the Trust

                          By:         /s/ Sandra L. Caruba
                              ---------------------------------------
                              Name:      Sandra L. Caruba
                                      -------------------------------
                              Title:     Vice President
                                      -------------------------------


                          BANK ONE DELAWARE, INC., as trustee of the Trust

                          By:         /s/ Sandra L. Caruba
                              ---------------------------------------
                              Name:       Sandra L. Caruba
                                      -------------------------------
                              Title:      Vice President
                                      -------------------------------


                          JOHN V. DEL COL, as Administrative Trustee


                                      /s/ John V. Del Col
                          -------------------------------------------
                                       John V. Del Col


                          YVONNE M. POSTER, as Administrative Trustee


                                      /s/ Yvonne M. Poster
                          -------------------------------------------
                                       Yvonne M. Poster


                          DAVID M. FINKELSTEIN, as Administrative
                            Trustee


                                      /s/ David M. Finkelstein
                          ------------------------------------------
                                       David M. Finkelstein





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